Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☒

Citibank, N.A.

A National Banking Association	13-5266470
(I.R.S. employer
identification no.)

388 Greenwich Street, New York, New York	10013
(Address of principal executive office)	(Zip code)

Prudential plc

(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

1 Angel Court

London EC2R 7AG, England

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Debt Securities

1.                                      General information.  Furnish the following information as to the Trustee:

(a)                Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.                                                  List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect.  (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.  (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers.  (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee.  (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 — The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 2020 - attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 10th day of August, 2020.

CITIBANK, N.A.

By:
Name:	Jennifer McCourt
Title:	Senior Trust Officer

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CONSOLIDATED BALANCE SHEET Citigroup Inc. and Subsidiaries March 31, 2020 (Unaudited) December 31, 2019 In millions of dollars Cash and due from banks (including segregated cash and other deposits) $ 23,755 $ 23,967 Securities borrowed and purchased under agreements to resell (including $155,637 and $153,193 as of March 31, 2020 and December 31, 2019, respectively, at fair value), net of allowance 262,536 251,322 Trading account assets (including $190,227 and $120,236 pledged to creditors at March 31, 2020 and December 31, 2019, respectively) 365,000 276,140 Available-for-sale debt securities (including $8,989 and $8,721 pledged to creditors as of March 31, 2020 and December 31, 2019, respectively) 308,219 280,265 2020 and December 31, 2019, respectively), net of allowance 82,315 80,775 Equity securities (including $1,213 and $1,162 at fair value as of March 31, 20120 and December 31, 2019, respectively) 8,349 7,523 Loans: value) 288,430 309,548 Corporate (including $3,981 and $4,067 as of March 31, 2020 and December 31, 2019, respectively, at fair value) 432,590 389,935 Allowance for credit losses on loans (ACLL) (20,841) (12,783) Goodwill 21,264 22,126 Other assets (including $14,663 and $12,830 as of March 31, 2020 and December 31, 2019, respectively, at fair value), net of allowance 112,873 107,709 The following table presents certain assets of consolidated variable interest entities (VIEs), which are included on the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. In addition, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. March 31, 2020 (Unaudited) December 31, 2019 In millions of dollars Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs Trading account assets 6,278 6,719 Loans, net of unearned income Corporate 19,845 16,175 Allowance for credit losses on loans (ACLL) (3,729) (1,841) Other assets 70 73 Statement continues on the next page. 90 Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs$66,134 $69,506 Total loans, net$58,689 $61,311 Loans, net of unearned income$62,418 $63,152 Consumer42,57346,977 Investments9871,295 Cash and due from banks$110 $108 Total assets$2,219,770 $1,951,158 Intangible assets (including MSRs of $367 and $495 as of March 31, 2020 and December 31, 2019, at fair value)4,5604,822 Total loans, net$700,179 $686,700 Loans, net of unearned income$721,020 $699,483 Consumer (including $18 and $18 as of March 31, 2020 and December 31, 2019, respectively, at fair Total investments$398,883 $368,563 Held-to-maturity debt securities (including $1,119 and $1,923 pledged to creditors as of March 31, Investments: Brokerage receivables, net of allowance68,55539,857 Deposits with banks, net of allowance262,165169,952 Assets

Citigroup Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET
(Continued)

In millions of dollars, except shares and per share amounts		March 31, 2020 (Unaudited)		December 31, 2019
Liabilities				
Non-interest-bearing deposits in U.S. offices	$	**113,371**	$	98,811
Interest-bearing deposits in U.S. offices (including $1,090 and $1,624 as of March 31, 2020 and December 31, 2019, respectively, at fair value)		**462,327**		401,418
Non-interest-bearing deposits in offices outside the U.S.		**85,439**		85,692
Interest-bearing deposits in offices outside the U.S. (including $1,557 and $695 as of March 31, 2020 and December 31, 2019, respectively, at fair value)		**523,774**		484,669
Total deposits	$	**1,184,911**	$	1,070,590
Securities loaned and sold under agreements to repurchase (including $62,734 and $40,651 as of March 31, 2020 and December 31, 2019, respectively, at fair value)		**222,324**		166,339
Brokerage payables		**74,368**		48,601
Trading account liabilities		**163,995**		119,894
Short-term borrowings (including $8,364 and $4,946 as of March 31, 2020 and December 31, 2019, respectively, at fair value)		**54,951**		45,049
Long-term debt (including $52,914 and $55,783 as of March 31, 2020 and December 31, 2019, respectively, at fair value)		**266,098**		248,760
Other liabilities (including $4,339 and $6,343 as of March 31, 2020 and December 31, 2019, respectively, at fair value), including allowance		**60,141**		57,979
Total liabilities	$	**2,026,788**	$	1,757,212
Stockholders' equity				
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: **as of March 31, 2020—719,200** and as of December 31, 2019—719,200, at aggregate liquidation value	$	**17,980**	$	17,980
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: **as of March 31, 2020—3,099,632,709** and as of December 31, 2019—3,099,602,856		**31**		31
Additional paid-in capital		**107,550**		107,840
Retained earnings		**163,438**		165,369
Treasury stock, at cost: **March 31, 2020—1,017,824,700 shares** and December 31, 2019—985,479,501 shares		**(64,147)**		(61,660)
Accumulated other comprehensive income (loss) (AOCI)		**(32,521)**		(36,318)
Total Citigroup stockholders' equity	$	**192,331**	$	193,242
Noncontrolling interest		**651**		704
Total equity	$	**192,982**	$	193,946
Total liabilities and equity	$	**2,219,770**	$	1,951,158

The following table presents certain liabilities of consolidated VIEs, which are included on the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

In millions of dollars		March 31, 2020 (Unaudited)		December 31, 2019
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup				
Short-term borrowings	$	**11,397**	$	10,031
Long-term debt		**25,393**		25,582
Other liabilities		**926**		917
Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$	**37,716**	$	36,530

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.

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